Exhibit (a)(ii)

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                                                                  EXECUTION COPY

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                                DEPOSIT AGREEMENT

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                                  by and among

                                      SUEZ

                                       AND

                                 CITIBANK, N.A.,
                                 as Depositary,

                                       AND

                        THE HOLDERS AND BENEFICIAL OWNERS
                   OF AMERICAN DEPOSITARY SHARES EVIDENCED BY
                  AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER

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                          Dated as of September 4, 2001

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                                TABLE OF CONTENTS

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                                                                            ----

ARTICLE I
  DEFINITIONS..................................................................1

  Section 1.1   "Affiliate"....................................................1
  Section 1.2   "ADS Record Date"..............................................1
  Section 1.3   "ADR Form".....................................................1
  Section 1.4   "American Depositary Receipt(s)", "ADR(s) " and
                "Receipt(s)".................................1
  Section 1.5   "American Depositary Share(s)" and "ADS(s)"....................2
  Section 1.6   "Beneficial Owner".............................................2
  Section 1.7   "Commission"...................................................2
  Section 1.8   "Company"......................................................2
  Section 1.9   "Custodian"....................................................2
  Section 1.10  "Deliver" and "Delivery".......................................2
  Section 1.11  "Deposit Agreement"............................................2
  Section 1.12  "Depositary"...................................................2
  Section 1.13  "Deposited Securities".........................................3
  Section 1.14  "Dollars" and "$"..............................................3
  Section 1.15  "DTC"..........................................................3
  Section 1.16  "DTC Participant"..............................................3
  Section 1.17  "Euroclear France".............................................3
  Section 1.18  "Euros" and "(euro)"...........................................3
  Section 1.19  "Exchange Act".................................................3
  Section 1.20  "Foreign Currency".............................................3
  Section 1.21  "Full Entitlement ADR(s)", "Full Entitlement ADS(s)"
                and "Full Entitlement Share(s)"................................3
  Section 1.22  "Holder(s)"....................................................3
  Section 1.23  "Partial Entitlement ADR(s)", "Partial Entitlement
                ADS(s)" and "Partial Entitlement Share(s)".....................3
  Section 1.24  "Pre-Release Transactions".....................................3
  Section 1.25  "Principal Office".............................................4
  Section 1.26  "Registrar"....................................................4
  Section 1.27  "Restricted ADR(s)", "Restricted ADS(s)" and
                "Restricted Share(s)"..........................................4
  Section 1.28  "Restricted Securities"........................................4
  Section 1.29  "Securities Act"...............................................4
  Section 1.30  "Share Registrar"..............................................4
  Section 1.31  "Shares".......................................................4
  Section 1.32  "Statuts"......................................................5
  Section 1.33  "United States" and "U.S.".....................................5


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                                Table of Contents
                                   (continued)

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ARTICLE II
  APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS; DEPOSIT
  OF SHARES; EXECUTION AND DELIVERY, TRANSFER AND
  SURRENDER OF RECEIPTS........................................................5

  Section 2.1   Appointment of Depositary......................................5
  Section 2.2   Form and Transferability of ADRs...............................5
  Section 2.3   Deposit with Custodian.........................................7
  Section 2.4   Execution and Delivery of ADRs.................................8
  Section 2.5   Transfer, Combination and Split-up of ADRs.....................9
  Section 2.6   Surrender of ADSs and Withdrawal of Deposited Securities.......9
  Section 2.7   Lost ADRs, etc.................................................9
  Section 2.8   Cancellation and Destruction of Surrendered ADRs;
                Maintenance of Records.........................................9
  Section 2.9   Partial Entitlement ADSs......................................10
  Section 2.10  Restricted ADS................................................10

ARTICLE III
  CERTAIN DISCLOSURE AND REPORTING OBLIGATIONS................................12

  Section 3.1   Disclosure and Reporting......................................12

ARTICLE IV
  THE DEPOSITED SECURITIES....................................................12

  Section 4.1   Distributions.................................................12
  Section 4.2   Redemption....................................................12
  Section 4.3   Conversion of Foreign Currency................................13
  Section 4.4   Fixing of ADS Record Date.....................................13
  Section 4.5   Voting of Deposited Securities................................14
  Section 4.6   Changes Affecting Deposited Securities........................14
  Section 4.7   Taxation......................................................14

ARTICLE V
  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY...............................15

  Section 5.1   Maintenance of Office and Transfer Books by the
                Registrar.....................................................15
  Section 5.2   Custodian(s)..................................................16
  Section 5.3   Notices and Reports...........................................17
  Section 5.4   Issuance of Additional Shares, ADSs etc.......................17
  Section 5.5   Indemnification...............................................18
  Section 5.6   Fees and Charges of Depositary................................19
  Section 5.7   Restricted Securities Owners..................................19


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                                Table of Contents
                                   (continued)

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                                                                            ----

ARTICLE VI
  RESIGNATION, REMOVAL, AMENDMENT AND TERMINATION.............................19

  Section 6.1   Resignation and Removal of Depositary.........................19
  Section 6.2   Amendment/Supplement..........................................20
  Section 6.3   Termination...................................................20

ARTICLE VII
  MISCELLANEOUS...............................................................20

  Section 7.1   Counterparts..................................................20
  Section 7.2   No Third-Party Beneficiaries..................................20
  Section 7.3   Severability..................................................20
  Section 7.4   Holders and Beneficial Owners as Parties; Binding Effect......20
  Section 7.5   Notices.......................................................20
  Section 7.6   Governing Law and Jurisdiction................................21
  Section 7.7   Assignment....................................................22
  Section 7.8   Compliance with U.S. Securities Laws..........................22

EXHIBITS
        Form of ADR.
        Fee Schedule.


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                                DEPOSIT AGREEMENT

      DEPOSIT AGREEMENT, dated as of September 4, 2001, by and among (i) Suez, a societe anonyme organized under the laws of The Republic of France, and its successors (the "Company"), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary, and any successor depositary hereunder (the "Depositary"), and
(iii) all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued hereunder (all such capitalized terms as hereinafter defined).

                          W I T N E S S E T H  T H A T:

      WHEREAS, the Company desires to establish with the Depositary, and the Depositary is willing to act as Depositary for, an ADR facility, in each case upon the terms of the Deposit Agreement; and

      WHEREAS, the Shares are listed on Euronext Paris and the American Depositary Shares to be issued pursuant to the terms of this Deposit Agreement are listed for trading on The New York Stock Exchange, Inc.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

            Section 1.1 "Affiliate" shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

            Section 1.2 "ADS Record Date" shall have the meaning given to such term in Section 4.4.

            Section 1.3 "ADR Form" shall mean the form of American Depositary Receipt attached hereto as Exhibit A, as the same may be amended from time to time in accordance with the terms and conditions of the Deposit Agreement.

            Section 1.4 "American Depositary Receipt(s)", "ADR(s) " and "Receipt(s)" shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement, as such ADRs may be amended from time to time in accordance with the provisions of the Deposit Agreement. ADRs issued pursuant to the terms of the Deposit Agreement shall be substantially in the form of the ADR Form, with appropriate insertions, modifications and omissions, in each case as contemplated in the Deposit Agreement or required by law. An ADR may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate".


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            Section 1.5 "American Depositary Share(s)" and "ADS(s)" shall mean the rights and interests in the Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of the Deposit Agreement and the ADRs issued hereunder to evidence such ADSs. Each ADS shall represent one (1) Share until there shall occur a distribution upon Deposited Securities referred to in Section 4.1 or a change in Deposited Securities referred to in
Section 4.6 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the Deposited Securities determined in accordance with the terms of such Sections.

            Section 1.6 "Beneficial Owner" shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. A Beneficial Owner of ADSs may or may not be the Holder of the ADR(s) evidencing such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADR(s) evidencing the ADSs owned by such Beneficial Owner.

            Section 1.7 "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency thereto in the United States.

            Section 1.8 "Company" shall mean Suez, a societe anonyme organized and existing under the laws of The Republic of France, and its successors.

            Section 1.9 "Custodian" shall mean, as of the date hereof, Credit Agricole Indosuez, having its principal office at 92920 Paris, La Defense Cedex, as custodian and agent of the Depositary for the purposes of the Deposit Agreement, and any other entity that may be appointed by the Depositary, with the consent of the Company, pursuant to the terms of Section 5.2 as successor, substitute or additional custodian hereunder. The term "Custodian" shall mean any Custodian individually or all Custodians collectively, as the context requires.

            Section 1.10 "Deliver" and "Delivery" shall mean, when used in respect of ADSs, Deposited Securities and Shares, either (i) the physical delivery of the certificate(s) representing such securities, or (ii) the electronic delivery of such securities by means of book-entry transfer, if available.

            Section 1.11 "Deposit Agreement" shall mean the Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented from time to time in accordance with the terms hereof. The terms and conditions set forth in the ADR Form are incorporated by reference and shall be deemed a part of the Deposit Agreement as if restated in their entirety in the Deposit Agreement.

            Section 1.12 "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of the Deposit Agreement, and any successor depositary hereunder.


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            Section 1.13 "Deposited Securities" shall mean validly issued and outstanding and fully paid and non-assessable Shares at any time deposited under the Deposit Agreement and any and all other securities, property and cash held by the Depositary or the Custodian in respect thereof, subject, in the case of cash, to the provisions of Section 4.4. The collateral delivered in connection with Pre-Release Transactions shall not constitute Deposited Securities.

            Section 1.14 "Dollars" and "$" shall refer to the lawful currency of the United States.

            Section 1.15 "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

            Section 1.16 "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.

            Section 1.17 "Euroclear France" shall mean Euroclear France, the entity which provides the book-entry settlement system for equity securities in The Republic of France, or any successor entity thereto.

            Section 1.18 "Euros" and "(euro)" shall mean euros, the currency introduced at the start of the third stage of the Economic and Monetary Union, or EMU, pursuant to the Treaty establishing the European Economic Community, as amended by the Treaty on European Union.

            Section 1.19 "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

            Section 1.20 "Foreign Currency" shall mean any currency other than Dollars.

            Section 1.21 "Full Entitlement ADR(s)", "Full Entitlement ADS(s)" and "Full Entitlement Share(s)" shall have the respective meanings set forth in
Section 2.9.

            Section 1.22 "Holder(s)" shall mean the person(s) in whose name an ADR is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADSs evidenced by the ADR registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs evidenced by such ADR. Promptly upon written request by the Company, the Depositary shall furnish to it a list of the names, addresses and holdings of ADSs of all Holders.

            Section 1.23 "Partial Entitlement ADR(s)", "Partial Entitlement ADS(s)" and "Partial Entitlement Share(s)" shall have the respective meanings set forth in Section 2.9.

            Section 1.24 "Pre-Release Transaction(s)" shall have the meaning set forth in paragraph (24) of the ADR Form.


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            Section 1.25 "Principal Office" shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of the Deposit Agreement, is located at 111 Wall Street, New York, New York 10043, U.S.A.

            Section 1.26 "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, the City of New York, which shall be appointed by the Depositary to register issuances, transfers and cancellations of ADRs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary.

            Section 1.27 "Restricted ADR(s)", "Restricted ADS(s)" and "Restricted Share(s)" shall have the respective meanings set forth in Section 2.10.

            Section 1.28 "Restricted Securities" shall mean Shares, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by a senior officer or director of the Company (or persons performing similar functions) deemed an Affiliate under the U.S. securities laws or any other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, The Republic of France, or under a shareholder agreement or the Statuts of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

            Section 1.29 "Securities Act" shall mean the United States Securities Act of 1933, as amended from time to time.

            Section 1.30 "Share Registrar" shall mean Credit Agricole Indosuez or any other institution organized under the laws of The Republic of France appointed by the Company to carry out the duties of registrar for the Shares, and any successor thereto.

            Section 1.31 "Shares" shall mean the ordinary shares of the Company, nominal value (euro)2 per share, validly issued and outstanding. Shares shall be either (i) in bearer form (titres au porteur - i.e., shares registered in a share account maintained by an accredited financial intermediary on behalf of such holder, including the Custodian) or (ii) if the Holder of an ADR so requests the Depositary in writing, in a registered form (titres nominatifs - i.e., shares registered in the Company's share register maintained by the Share Registrar as correspondant-teneur de comptes on behalf of the Company) and shall include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further,


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however, that, if there shall occur any change in nominal value, split-up, consolidation, reclassification, exchange, conversion or any other event described in Section 4.6 in respect of the Shares of the Company, the term "Shares" shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such event.

            Section 1.32 "Statuts"shall mean the "Statuts" of the Company, as amended from time to time.

            Section 1.33 "United States" and "U.S." shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act.

                                   ARTICLE II

                  APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS;
                          DEPOSIT OF SHARES; EXECUTION
                AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

            Section 2.1 (a) Appointment of Depositary.

            The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Deposit Agreement and the applicable ADRs. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in accordance with the Deposit Agreement in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

            (b) Incorporation by Reference of Terms of ADR Form. All of the terms and conditions set forth in the ADR Form are hereby incorporated by reference into, and made part of, the Deposit Agreement. The parties to the Deposit Agreement shall be bound by, and subject to, the terms and conditions of the ADR Form as if set forth herein in their entirety.

            Section 2.2 Form and Transferability of ADRs.

            (a) Form. ADSs shall be evidenced by definitive ADRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary. ADRs may be issued under the Deposit Agreement in denominations of any whole number of ADSs. ADRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the


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      Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. No ADR and no ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary. The ADRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADRs issued hereunder. Title to the ADR(s) and the ADS(s) evidenced thereby shall be transferable upon the terms of paragraph (11) of the ADR Form.

            (b) Legends. The ADRs may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Deposit Agreement as (i) may be necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) may be required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) may be necessary to indicate any special limitations or restrictions to which any particular ADRs or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) may be required by any book-entry system in which the ADSs are held. Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the ADR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADR representing the ADSs owned by such Beneficial Owners.

            (c) Book-Entry Systems. The Depositary shall make arrangements for the acceptance of the ADSs into DTC. A single ADR in the form of a "Balance Certificate" will evidence all ADSs held through DTC and will be registered in the name of the nominee for DTC (currently "Cede & Co.") and will provide that it represents the aggregate amount of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate amount of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. As such, the nominee for DTC will be the only "Holder" of the ADR evidencing all ADSs held through DTC. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the "Balance Certificate" as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

            Section 2.3 Deposit with Custodian. To the extent permitted by the laws of the Republic of France and the Statuts of the Company, ADS(s) will represent Shares issued in bearer form unless the Holder of an ADR (other than DTC) notifies the Depositary in writing that it requests that the Shares evidenced by such Holder's ADR(s) be held in registered form. Subject to the terms and conditions of the Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to
Section 5.4 hereof) at any time, (A) by (i) inscription in the name of the Depositary, the Custodian (or their respective nominees), in a share account maintained by the Company or the Share Registrar in the case of Shares in registered form, or (ii) delivery (including by means of electronic transfer) in an account maintained by the Custodian in the case of Shares in bearer form, pursuant to appropriate instructions for transfer in a form satisfactory to the Company or the Share Registrar or the Custodian, as the case may be, (B) delivery of such certifications and payments (including, without limitation, the Depositary's fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement and applicable law, (C) if the Depositary so requires, delivery of a written order directing the Depositary to execute and deliver to, or upon the written order of, the person(s) stated in such order the ADR(s) for the number of ADSs representing the Shares so deposited, (D) delivery of evidence satisfactory to the Depositary that all conditions to such deposit have been satisfied, and all necessary approvals have been obtained, by the person depositing such Shares under the laws and regulations of France, and (E) if the Depositary so requires, delivery of (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.

      Without limiting any other provision of the Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities (other than as contemplated in Section 2.10) nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the ADS(s)-to-Share(s) ratio would give rise to fractional


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

ADSs. The Depositary may enter into Pre-Release Transactions upon the terms and conditions set forth in paragraph (24) of the ADR Form. In addition, the Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

      The Company or its agent for registration and transfer of Shares in the case of Shares in registered form, or the Custodian in the case of Shares in bearer form, will, upon request by the Depositary, issue or cause to be issued written confirmations as to holdings of Shares, it being agreed and understood that such confirmations do not constitute documents of title.

      Without limitation of the foregoing, the Depositary shall not, to the actual knowledge of the Depositary, accept for deposit under the Deposit Agreement any Shares or rights (i) required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares or the sale of such Shares are exempt from such provisions (except as contemplated in Section 2.10), or (ii) the deposit of which would, based on information provided to it by the Company, infringe any provisions of the Company's Statuts. The Depositary shall comply with written instructions of the Company not to accept for deposit any Shares identified in such instructions, at such times and under such circumstances as may be reasonably specified in such instructions, in order to facilitate the Company's compliance with U.S. securities laws.

            Section 2.4 Execution and Delivery of ADRs. The Depositary has made arrangements with the Custodian to confirm to the Depositary that (i) a deposit of Shares has been made pursuant to Section 2.3 hereof, (ii) such Deposited Securities have been recorded in the name of the Depositary, the Custodian or a nominee of either on the shareholders' register maintained by or on behalf of the Company by the Share Registrar if registered Shares have been deposited or, if deposit is made by book-entry transfer, confirmation of such transfer in the books of Euroclear France, (iii) all required documents have been received, and
(iv) the person(s) to whom or upon whose order ADSs are deliverable in respect thereof and the number of ADSs to be so delivered. Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Deposit Agreement and applicable law, shall issue the ADSs representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and shall execute and deliver at its Principal Office Receipt(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) are entitled, but only upon payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs and executing and delivering such ADR(s) (as set forth in Exhibit B hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the ADR(s). The Depositary shall only issue ADSs in whole numbers and deliver ADR(s) evidencing whole numbers of ADSs.

            Section 2.5 Transfer, Combination and Split-up of ADRs. The Depositary shall establish, or cause to be established, procedures to enable Holders of ADRs to transfer, combine and/or split-up ADRs at designated transfer offices upon the terms and conditions set forth in paragraphs (3) and (4) of the ADR Form, unless otherwise agreed in writing by the Company and the Depositary upon the terms and conditions contemplated in Section 2.10 of the Deposit Agreement. The Depositary may, upon written consent of the Company, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs upon such terms and conditions at transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such ADRs and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary.

            Section 2.6 Surrender of ADSs and Withdrawal of Deposited Securities. The Depositary shall establish, or cause to be established, procedures to enable Holders of ADSs to surrender the ADS(s) for the purpose of cancellation of their ADS(s) and the withdrawal of the Shares evidenced by such ADS(s) from the ADR facility created hereby upon the terms and conditions set forth in Paragraph (2) of the ADR Form, unless otherwise agreed in writing by the Company and the Depositary upon the terms and conditions contemplated in
Section 2.10 of the Deposit Agreement.

            Section 2.7 Lost ADRs, etc. In case any ADR shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new ADR of like tenor at the expense of the Holder (a) in the case of a mutilated ADR, in exchange of and substitution for such mutilated ADR upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen ADR, in lieu of and in substitution for such destroyed, lost, or stolen ADR, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the ADR has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such ADR, the authenticity thereof and the Holder's ownership thereof.

            Section 2.8 Cancellation and Destruction of Surrendered ADRs; Maintenance of Records. All ADRs surrendered to the Depositary shall be canceled by the Depositary. Canceled ADRs shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable against the Depositary for any purpose. The Depositary is authorized to destroy ADRs so canceled, provided the Depositary maintains a record of all destroyed ADRs in accordance with the procedures generally followed by stock transfer agents located in New York City. Any ADSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

            Section 2.9 Partial Entitlement ADSs. In the event the Company informs the Depositary that it intends to issue Shares which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit (the Shares then on deposit collectively, "Full Entitlement Shares" and the Shares with different entitlement, "Partial Entitlement Shares") and upon the Company's prior written consent that such Partial Entitlement Shares may be deposited hereunder, the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of the Deposit Agreement, issue ADSs and deliver ADRs representing Partial Entitlement Shares which are separate and distinct from the ADSs and ADRs representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) ("Partial Entitlement ADSs/ADRs" and "Full Entitlement ADSs/ADRs", respectively). If and when Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) give notice thereof to Holders of Partial Entitlement ADSs and give Holders of Partial Entitlement ADRs the opportunity to exchange such Partial Entitlement ADRs for Full Entitlement ADRs,
(b) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement ADRs and ADSs, on the one hand, and (ii) the Full Entitlement ADRs and ADSs on the other. Holders and Beneficial Owners of Partial Entitlement ADSs shall only be entitled to the entitlements of Partial Entitlement Shares. Holders and Beneficial Owners of Full Entitlement ADSs shall be entitled only to the entitlements of Full Entitlement Shares. All provisions and conditions of the Deposit Agreement shall apply to Partial Entitlement ADRs and ADSs to the same extent as Full Entitlement ADRs and ADSs, except as contemplated by this Section
2.9. The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on ADRs) to give effect to the terms of this Section 2.9. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon Delivery to the Custodian.

            Section 2.10 Restricted ADS. The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Shares in the form of ADSs issued under the terms hereof (such Shares, "Restricted Shares"). Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing such deposited Restricted Shares (such ADSs, the "Restricted ADSs," and the ADRs evidencing such Restricted ADSs, the "Restricted ADRs"). The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and satisfactory to the Depositary to insure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws. The depositors of such Restricted Shares and the holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and the Restricted ADSs evidenced thereby or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs, which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADRs and the Restricted ADSs represented thereby may be transferred or the Restricted Shares withdrawn. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall be held separate and distinct from the other Deposited Securities held hereunder. The Restricted Shares and the Restricted ADSs shall not be eligible for Pre-Release Transactions. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADRs and the Restricted ADSs evidenced thereby shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement and
(ii) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADR presented is, and the Restricted ADSs evidenced thereby are, transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the Restricted ADR presented for transfer. Except as set forth in this Section 2.10 and except as required by applicable law, the Restricted ADRs and the Restricted ADSs evidenced thereby shall be treated as ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.10) and (b) the terms of (i) this Section
2.10 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.10 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

      If the Restricted ADRs, the Restricted ADSs and the Restricted Shares are no longer Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel reasonably satisfactory to the Depositary setting forth, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time Restricted Securities, and (y) written instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall thereupon (i) eliminate the distinctions and separations between the applicable Restricted Shares held on deposit under this Section 2.10 and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.10 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for Pre-Release Transactions and for inclusion in the applicable book-entry settlement systems.

                                   ARTICLE III

                  CERTAIN DISCLOSURE AND REPORTING OBLIGATIONS

            Section 3.1 Disclosure and Reporting. The Depositary agrees to forward to Holders, at the request and expense of the Company, any requests and notices contemplated in paragraphs (5), (6), (7) and (9) of the ADR Form. The Depositary agrees to accept at its Principal Office any notices and responses received from Holders, Beneficial Owners or persons depositing Shares for deposit or ADSs for cancellation upon the terms contemplated in paragraphs (5),
(6), (7) and (9) of the ADR Form and to forward such notices and responses to the Company at the Company's expense. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners. If so instructed by the Company, the Depositary shall, subject to applicable law and the Statuts of the Company and at the Company's expense, take the actions contemplated in paragraphs (6), (7) and (9) of the ADR Form.

                                   ARTICLE IV

                            THE DEPOSITED SECURITIES

            Section 4.1 Distributions. Whenever the general meeting of shareholders has authorized any distributions, whether elective or mandatory, in respect of any of the Deposited Securities, whether in the form of cash, securities and other property, the Company shall give timely notice thereof to the Depositary, which notice shall set forth the particulars of the proposed distribution. Upon receipt of such notice from the Company, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether such distribution to Holders of ADSs is lawful and reasonably practicable. In making such determination of legality, the Depositary shall be authorized to rely upon the documentation provided to it by the Company under the terms of Section 5.4. The Company shall, subject to applicable law, cause such cash, securities or other property to be deposited with the Custodian in accordance with the laws and practices of France, and the Depositary shall, after making such determination with respect to ADSs outstanding at such time, use reasonable efforts to take the actions and establish the procedures contemplated in paragraph (14) of the ADR Form.

            Section 4.2 Redemption. Whenever the Company, duly empowered to do so by the appropriate general meeting of shareholders, if necessary, intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give timely notice thereof to the Depositary, which notice shall set forth the particulars of the proposed redemption. Upon receipt of such notice from the Company, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether the redemption of the corresponding ADSs is lawful and reasonably practicable. In making such determination of legality, the Depositary shall be authorized to rely upon the documentation provided to it by the Company under the terms of Section 5.4. The Company shall, subject to applicable law, cause the Deposited Securities to be redeemed in accordance with the laws and practices of France, and the Depositary shall, after making such determination with respect to the ADSs outstanding at such time, use reasonable efforts to take the actions and establish the procedures contemplated in paragraph (15) of the ADR Form.

            Section 4.3 Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the judgment of the Depositary can at such time be converted on a practicable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.6) in accordance with the terms of the applicable sections of the Deposit Agreement. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

      If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

      If at any time the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practicable or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable,
(ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

            Section 4.4 Fixing of ADS Record Date. The Company shall give timely notice to the Depositary of (i) any distribution in respect of the Deposited Securities (whether in cash, securities or other property), (ii) any meeting of, or solicitation of consent or proxies of, holders of Deposited Securities, or
(iii) any other corporate action applicable to or affecting the Deposited Securities, and, if applicable in France, the applicable record and/or effective date, so as to enable the Depositary to establish a record date (the "ADS Record Date") to determine the Holders of ADSs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights, to receive such notice of meeting or solicitation or to otherwise take action as Holders of ADSs with respect to such corporate action. The Depositary shall also be authorized to establish an ADS Record Date when such action is necessary or desirable in the administration of the ADR facility created under the terms of the Deposit Agreement (i.e., in the event of a change of Share-to-ADS ratio). The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date/effective date for the Deposited Securities (if any) set by the Company in France. Subject to applicable law and the terms and conditions of the Deposit Agreement, only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

            Section 4.5 Voting of Deposited Securities. Whenever a meeting of holders of Deposited Securities is called or the Company intends to solicit any consent or proxies from holders of Deposited Securities, the Company shall give timely notice thereof to the Depositary, which notice shall set forth the particulars of the proposed meeting of holders of Deposited Securities or solicitation of consents or proxies. Upon receipt of such notice from the Company, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether the solicitation of votes, consents or proxies from Holders of ADSs is lawful and reasonably practicable. In making such determination of legality, the Depositary shall be authorized to rely upon the documentation provided to it by the Company under the terms of Section 5.4. Upon determining that such solicitation of votes, consents and proxies from Holders of ADSs is lawful and reasonably practicable, the Depositary shall use reasonable efforts to take the actions and establish the procedures contemplated in paragraph (16) of the ADR Form.

            Section 4.6 Changes Affecting Deposited Securities. To the extent these events have an effect on the Deposited Securities as contemplated in paragraph (17) of the ADR Form, the Company shall give timely notice to the Depositary of any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party and, in each case, the particulars thereof. Upon receipt of such notice from the Company, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether and how such change, split-up, cancellation, reorganization, merger, consolidation, or sale of assets shall be legally and practicably implemented for the Holders of ADSs. In making such determination of legality, the Depositary shall be authorized to rely upon the documentation provided to it by the Company under the terms of Section 5.4. The Depositary shall, after making such determination with respect to the ADSs outstanding at such time, use reasonable efforts to take the actions and establish the procedures contemplated in paragraph (17) of the ADR Form.

            Section 4.7 Taxation. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies.

      In accordance with instructions from the Company, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities.

      If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable.

      In furtherance of its undertakings set forth in paragraph (7) of the ADR Form, upon request of any U.S. resident Beneficial Owner who certifies to the Depositary that it has not already applied for or received a tax refund from the French Treasury or that such U.S. resident Beneficial Owner's application for such a refund has been rejected, the Depositary will, as promptly as practicable, provide a copy of French Treasury Form RF 1A EU--No. 5052 ("Application for Refund"), or such other form as may be promulgated (or otherwise accepted) from time to time by the French tax authorities for such purpose, together with instructions to such Beneficial Owners and will, as promptly as practicable, arrange for the filing with the French tax authorities of all such forms completed by U.S. resident Beneficial Owners and returned in sufficient time so they may be filed with the French tax authorities by December 31 of the year following the calendar year in which the related dividend or other distributions are paid (or by any other date applicable under French law). Upon receipt of any resulting remittance, the Depositary shall distribute to the Holders entitled thereto, as soon as practicable, the proceeds thereof in Dollars in accordance with Section 4.1. In addition, the Depositary will use reasonable efforts to follow any procedures that may be established by the French Treasury for eligible U.S. resident Beneficial Owners to be subject to a reduced withholding tax rate, if available, at the time dividends or other distributions are paid or avoir fiscal or precompte amounts are made available. In connection therewith, the Depositary shall take reasonable steps to provide eligible U.S. resident Holders and U.S. resident Beneficial Owners with such forms as may be prescribed by the French Treasury and to take such other reasonable steps as may be required to file such forms with the appropriate French tax authorities.

                                    ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

            Section 5.1 Maintenance of Office and Transfer Books by the Registrar. Until termination of the Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration of issuances, registration of transfers, combination and split-up of ADRs, and the surrender of ADRs for the purpose of withdrawal of Deposited Securities in accordance with the provisions of the Deposit Agreement.

      The Registrar shall keep books for the registration of issuances and transfers of ADRs which during regular business hours in the city of New York shall be open for inspection by the Company and by the Holders of such ADRs, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such ADRs in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the ADRs.

      The Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Section 7.8 hereof.

      If any ADRs or the ADSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or with the written consent of the Company appoint a Registrar or one or more co-registrars for registration of ADRs and transfers, combinations and split-ups, and to countersign such ADRs in accordance with any requirements of such exchanges or systems.

            Section 5.2 Custodian(s). The Depositary has initially appointed Banque Agricole Indosuez as Custodian for the purpose of the Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Deposited Securities for which the Custodian acts as custodian and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and the Company has not appointed another Custodian hereunder, the Depositary shall promptly appoint a substitute custodian that is authorized under the laws of The Republic of France to act as Custodian. The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary. Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may, in each case, with the written consent of the Company, appoint an additional custodian with respect to any Deposited Securities, or discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Securities. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of ADRs, each other Custodian and the Company.

      Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Securities without any further act or writing, and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

            Section 5.3 Notices and Reports. The Company undertakes to use its reasonable efforts to give a preliminary notice to the Depositary as early as practicable of any intended elective distributions, distributions of rights, redemption of Deposited Securities and meeting of shareholders.

      In addition, on or before the first date on which the Company gives notice, by publication or otherwise, in France of any meeting of holders of Shares or other Deposited Securities, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities.

      The Company will also transmit to the Depositary (a) an English language version of such notices, reports and communications which are required by the rules of the Commission or any exchange in which the Deposited Securities are listed to be made available to holders of its Shares or other Deposited Securities and (b) the English-language versions of the Company's annual reports prepared in accordance with the applicable requirements of the Commission. The Depositary shall arrange, at the request of the Company and at the Company's expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement.

      The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the ADRs at the Depositary's Principal Office, at the office of the Custodian and at any other designated transfer office.

      The Depositary, will instruct the Custodian to forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders.

            Section 5.4 Issuance of Additional Shares, ADSs etc. The Company agrees that in the event it or any of its Affiliates proposes or has been authorized to make (i) an issuance, sale or distribution of additional Shares,
(ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective distribution of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, or (viii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, it will take all steps reasonably necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate any applicable laws of the United States. In support of the foregoing, the Company will furnish to the Depositary at the request of the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners
(1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and
(b) an opinion of French counsel, which may be internal counsel of the Company, stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of The Republic of France and
(2) all requisite regulatory consents and approvals have been obtained in The Republic of France. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in the Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act. The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act and, if applicable, the Exchange Act or have been registered under the Securities Act and, if applicable, the Exchange Act (and such registration statement has been declared effective).

      Notwithstanding anything else contained in the Deposit Agreement, nothing in the Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

            Section 5.5 Indemnification. The Company agrees to indemnify the Depositary and its officers or directors against, and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel) which may arise (a) out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by the Depositary, except for any liability or expense arising out of the negligence or bad faith, or (ii) by the Company or any of its agents, or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense is due to information (or omissions from such information) relating to such indemnified person, furnished in writing to the Company by such indemnified person expressly for use in a registration statement under the Securities Act of 1933.

      The Depositary agrees to indemnify the Company and its directors and officers and hold them harmless from any liability or expense (including reasonable fees and expenses of counsel) incurred by them which may arise out of acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary.

      Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of a commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights under this Section 5.5) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld. The obligations set forth in this Section 5.5 shall survive termination of the Deposit Agreement and the succession or substitution of any party hereto.

            Section 5.6 Fees and Charges of Depositary. The fees and charges of the Depositary payable by Holders, Beneficial Owners, persons depositing Shares or surrendering ADSs for cancellation are set forth in paragraph (10) of the ADR Form.

      The Company agrees to promptly pay to the Depositary such other fees and charges and to reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree to in writing from time to time. Responsibility for payment of such fees and charges may at any time and from time to time be changed by agreement in writing between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

            Section 5.7 Restricted Securities Owners. From time to time the Company shall compile a list setting forth, to the actual knowledge of the Company, those persons or entities who, to the actual knowledge of the Company, hold Restricted Securities. The Company agrees to advise in writing each of the persons, or entities so listed, that such Restricted Securities are ineligible for deposit hereunder (except under the circumstances contemplated in Section 2.10).

                                   ARTICLE VI

                         RESIGNATION, REMOVAL, AMENDMENT
                                 AND TERMINATION

            Section 6.1 Resignation and Removal of Depositary. The Depositary may resign or be removed upon the terms and conditions set forth in paragraph
(20) of the ADR Form.

            Section 6.2 Amendment/Supplement. The Deposit Agreement, including, without limitation, the ADR Form, and the ADRs outstanding at any time may be amended and supplemented upon the terms and conditions set forth in paragraph
(21) of the ADR Form.

            Section 6.3 Termination. The Deposit Agreement and the ADR facility created thereunder may be terminated upon the terms and conditions set forth in paragraph (22) of the ADR Form.

                                   ARTICLE VII

                                  MISCELLANEOUS

            Section 7.1 Counterparts. The Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Copies of the Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

            Section 7.2 No Third-Party Beneficiaries. The Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Deposit Agreement. Nothing in the Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in the Deposit Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

            Section 7.3 Severability. In case any one or more of the provisions contained in the Deposit Agreement or in the ADRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

            Section 7.4 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of ADSs shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions of the Deposit Agreement, including, without limitation, the ADR Form, and of any ADR evidencing such Holders' and Beneficial Owner's ADS(s) by acceptance of ADS(s) or any beneficial interest therein.

            Section 7.5 Notices. Any and all notices to be given to the Company shall be in English and shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Suez, 16, rue de la Ville l' Eveque, 75008 Paris, France,
Attention: Company Secretary, Fax Number: 01133140066513, or to any other address which the Company may specify in writing to the Depositary.

      Any and all notices to be given to the Depositary shall be in English and shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Citibank, N.A., 111 Wall Street, New York, New York 10043, U.S.A., Attention: Depositary Receipts Department, Fax Number: (212) 825-5398), or to any other address which the Depositary may specify in writing to the Company.

      Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of the Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADSs held by such other Holders.

      Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from any Holder, the Custodian or the Company, notwithstanding that such cable, telex or facsimile transmission shall not be subsequently confirmed by letter.

      Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender's records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

            Section 7.6 Governing Law and Jurisdiction. The Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of The Republic of France (or, if applicable, such other laws as may govern the Deposited Securities).

      The Company and the Depositary agree that the federal or state courts in the City of New York shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers Nalco Chemical Corp. (the "Agent") now at One Nalco Center Naperville, Illinois 60563, Attn. Michael Newton as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this
Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

      The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of sovereign immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Deposit Agreement, any ADR or the Deposited Securities.

      No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement. The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

            Section 7.7 Assignment. Subject to the provisions of Section 6.1 hereof, the Deposit Agreement may not be assigned by either the Company or the Depositary.

            Section 7.8 Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

      IN WITNESS WHEREOF, SUEZ and CITIBANK, N.A. have duly executed the Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs evidenced by ADRs issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

                                              SUEZ


                                              By:_______________________________
                                                 Name:
                                                 Title:

                                              CITIBANK, N.A.


                                              By:_______________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT A

                                  [FORM OF ADR]

Number                                                   CUSIP NUMBER: 864686100
_____________

                                                American Depositary Shares (each
                                                American Depositary Share
                                                representing one (1) Ordinary
                                                Share of the Company, nominal
                                                value (euro)2 per share)

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                            DEPOSITED ORDINARY SHARES

                                       of

                                      SUEZ

             (Incorporated under the laws of The Republic of France)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter "ADS"), representing deposited Ordinary Shares, nominal value (euro)2 per share, including evidence of rights to receive such Ordinary Shares (the "Shares"), of Suez, a societe anonyme organized under the laws of The Republic of France (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents One (1) Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Credit Agricole Indosuez (the "Custodian"). The ADS(s)-to-Share(s) ratio is subject to amendment as provided in the Deposit Agreement. The Depositary's Principal Office is located at 111 Wall Street, New York, New York 10043, U.S.A.

            (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of September 4, 2001 (as amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs issued thereunder. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

      The statements made on the face and reverse of this ADR are incorporated by reference and made part of the Deposit Agreement. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

      ADSs will represent Shares in bearer form unless the Holder of an ADR (other than DTC) notifies the Depositary in writing that it requests that the Shares evidenced by such Holder's ADRs be held in registered form. The Company or its agent for registration and transfer of Shares in the case of Shares in registered form, or the Custodian in the case of Shares in bearer form, will, upon request by the Depositary, issue or cause to be issued written confirmations as to holdings of Shares, it being agreed and understood that such confirmations do not constitute documents of title.

            (2) Withdrawal of Deposited Securities. The Holder of this ADR (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, this ADR has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary (as are set forth in paragraph (10) hereof) and all applicable taxes and governmental charges have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement, of the Company's Statuts, of any applicable laws and the rules of Euroclear France, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADR(s) evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this ADR, of the Statuts of the Company, of any applicable laws and the rules of the Euroclear France, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

      Notwithstanding anything else contained in this ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

            (3) Transfer, Combination and Split-Up of ADRs. The Registrar shall register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by this ADR when canceled, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary (as are set forth in paragraph (10) hereof) and all applicable taxes and governmental charges have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

      The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR (when canceled), (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in paragraph (10) hereof) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

            (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADR, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this ADR, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in the Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary or the Company may establish consistent with the provisions of this ADR and the Deposit Agreement and applicable law.

      The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADRs in particular instances may be refused, or the registration of transfer of ADRs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Shares or ADSs are listed, or under any provision of the Deposit Agreement or this ADR, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to paragraph (23) hereof.

      Notwithstanding any provision of the Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

            (5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company, the Custodian and/or the Depositary pursuant to applicable French law, the rules and requirements of any stock exchange on which Shares or ADSs are, or may be, registered, traded or listed, or the Statuts of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

            (6) Ownership Restrictions; Disclosure of Interests. Notwithstanding any provision of this ADR or the Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Statuts of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Statuts of the Company.

      Notwithstanding any other provision of the Deposit Agreement, each Holder and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company's Statuts, as they may be amended from time to time, and the laws of The Republic of France with respect to the disclosure requirements regarding ownership of Shares, all as if the ADS(s) were the Shares represented thereby.

      In order to facilitate compliance with the notification requirements, an Owner or Beneficial Owner may deliver any notification to the Depositary and the Company with respect to Shares represented by American Depositary Shares, and the Company shall, as soon as practicable, forward such notification if applicable, to the Conseil des Marches Financiers or any other authorities in The Republic of France.

      In the event that a Holder or Beneficial Owner fails to comply with the requirements set forth in the preceding paragraph, such Holder or Beneficial Owner shall not be permitted, in accordance with, and subject to limitations provided under French law, to exercise voting rights with respect to any Shares or securities representing Shares exceeding the above-referenced thresholds as to which any required disclosure (as set forth in the preceding paragraph) has not been made until the end of a two-year (2) period following the date on which such Holder or Beneficial Owner has complied with such disclosure requirement. In addition, a French court may, under certain circumstances, eliminate all or part of the voting rights of such Holder or Beneficial Owner for a period not to exceed five (5) years, and such Holder or Beneficial Owner may be subject to criminal penalties.

            (7) Liability of Holder for Taxes and Other Charges. Any tax or other governmental charge payable with respect to any ADR or any Deposited Securities or ADSs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or Depositary may (and, upon instructions from the Company, the Custodian and/or Depositary shall) withhold or deduct the amount of any tax or other governmental charge from any distributions made in respect of Deposited Securities and sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the applicable Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

      The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to paragraph (23) hereof) the withdrawal of Deposited Securities until payment in full of the related tax, charge, penalty or interest is received. The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

      The Depositary shall take reasonable steps to provide eligible U.S. resident Holders and Beneficial Owners with such forms as may be prescribed by the French Treasury and to take such other reasonable steps as may be required to file such forms with the appropriate French tax authorities in order to benefit from a reduced withholding tax rate, if available, at the time dividends or other distributions are paid or avoir fiscal or precompte amounts are made available. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. As a condition to receiving such benefits, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Company, the Depositary or the Custodian may deem necessary or proper to fulfill the Company's, the Depositary's or the Custodian's obligations under applicable law. Neither the Company, the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

      The Depositary agrees to use reasonable efforts to follow the procedures established by the French Treasury to enable U.S. resident Beneficial Owners eligible to recover any excess French withholding taxes initially withheld or deducted with respect to dividends and other distributions of the Company to such Beneficial Owners, and to receive any payment in respect of the "avoir fiscal" or any "precompte" for which such Beneficial Owners may be eligible from French Treasury. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit (including, without limitation, any tax refund or reduced rate of withholding) obtained for such Holder and/or Beneficial Owner.

            (8) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon deposit will not be, Restricted Securities (except as contemplated in Section 2.10 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

            (9) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit, and any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration of Shares on the books of the Shares Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and this ADR. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (23) hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made or such information and documentation are provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction.

            (10) Charges of Depositary. The Depositary shall charge the following fees for the services performed under the terms of the Deposit
Agreement:

            (i) to any person to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraphs (iii) and (v) below);

            (ii) to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) so surrendered;

            (iii) No fee shall be payable upon distribution of (a) cash dividends or (b) ADSs pursuant to stock dividends (or other free distributions of stock) so long as the charging of such fee is prohibited by the exchange upon which the ADSs are listed. If charging of such fees is not prohibited, the fees payable are to be agreed upon by the Company and the Depositary, notice of which will be given to the Holders upon the terms of paragraph (21) hereof;

            (iv) to any Holder of ADRs, a fee not in excess of U.S. $ 2.00 per 100 ADSs (or portion thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements); and

            (v) to any Holder of ADRs, a fee not in the excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) issued upon the exercise of rights to purchase additional ADSs.

      In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.

      Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (21) of this ADR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

            (11) Title to ADRs. It is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that this ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

            (12) Validity of ADR. The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.

            (13) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

      The Depositary shall also provide to holders copies of such reports and communications provided to it by the Company under the terms of the Deposit Agreement for distribution to Holders.

      The Registrar shall keep books for the registration of issuances and transfers of ADRs which during regular business hours shall be open for inspection by the Company and by the Holders of such ADRs, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such ADRs in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the ADRs.

      The Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph
(23) hereof.

Dated:

CITIBANK, N.A.,                          CITIBANK, N.A.,
Transfer Agent and Registrar             as Depositary


By: ________________________________     By: _________________________________
    Authorized Signatory                     Authorized Signatory

      The address of the Principal Office of the Depositary is 111 Wall Street, New York, New York 10043, U.S.A.

                            [FORM OF REVERSE OF ADR]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

            (14) Corporate Actions. (a) Cash Distributions. Upon receipt of confirmation from the Custodian of the receipt of any cash dividend or other cash distribution in respect any Deposited Securities, or upon receipt of proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the Deposit Agreement, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary (upon the terms of the Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (upon the terms of the Deposit Agreement), (ii) if applicable, establish the ADS Record Date upon the terms described in the Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.

      (b)______ Share Distributions. Upon receipt of confirmation from the Custodian of a deposit of Shares by the Company in respect of a dividend in or free distribution of Shares, the Depositary shall, subject to and in accordance with the terms of the Deposit Agreement, establish the ADS Record Date and, after making the determination contemplated in Section 4.1 of the Deposit Agreement either (i) the Depositary shall distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and
(b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Deposit Agreement.

      In the event that the Depositary has not received satisfactory assurances from Company's U.S. counsel that any such distribution does not require registration under the Securities Act or is exempt from registration under the Securities Act, the Depositary may withhold any distribution under this paragraph (14), and the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and the expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

      (c)______Elective Distributions. If the Depositary shall have received from the Company timely notification of a proposed elective distribution with respect to the Deposited Securities and the Depositary shall have determined, upon the terms and conditions of the Deposit Agreement, that making such elective distribution available to Holders of ADSs is lawful and reasonably practicable, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish (i) the ADS Record Date (upon the terms established in the Deposit Agreement) and (ii) procedures to enable the Holders to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the distribution shall be made as in the case of a distribution in cash under the terms of the Deposit Agreement. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be made as in the case of a distribution in Shares upon the terms of Deposit Agreement. If such elective distribution is not lawful or reasonably practicable or if the Depositary did not receive satisfactory documentation set forth in the Deposit Agreement, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in The Republic of France in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares, in each case, upon the terms described in the Deposit Agreement. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares. The Depositary shall not be responsible for any failure to determine that it may be lawful or practicable to make such distribution available to Holders of ADSs in general or any Holders of ADSs in particular.

      (d)______Rights to Purchase Shares. If the Depositary shall have received from the Company timely notification of a proposed distribution to holders of Deposited Securities of rights to acquire additional Deposited Securities and the Depositary shall have determined, upon the terms and conditions of the Deposit Agreement, that the distribution of such rights to Holders of ADSs is lawful and reasonably practicable, the Depositary shall establish (i) the ADS Record Date (upon the terms described in the Deposit Agreement) and (ii) procedures (x) to distribute to Holders, as of the ADS Record Date, rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise the rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation contemplated by the Deposit Agreement or determines it is not lawful or reasonably practicable to make the rights available to Holders, or
(iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the ADR Holders on behalf of the Company in connection with the rights distribution.

      Notwithstanding anything herein or in the Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. If the rights are not issued in France in a negotiable form, a liquid market for rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

      There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights. Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

      (e) Distributions other than Cash, Shares or Rights to Purchase Shares. If the Depositary shall have received from the Company timely notice of a distribution or the making available of property other than cash, Shares or rights to purchase additional Shares and the Depositary shall have determined, in accordance with the terms of the Deposit Agreement, that the distribution of such property to Holders of ADSs is lawful and reasonably practicable, the Depositary shall establish, to the extent applicable, and upon the terms of the Deposit Agreement, the ADS Record Date and distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

      If (a) the Company shall not have timely requested the distribution of such property to Holders of ADSs or shall have requested that such property not be distributed to Holders of ADSs, (b) the Depositary fails to receive the documentation contemplated by the Deposit Agreement or determines that it is not lawful or reasonably practicable to distribute such property to Holders of ADSs, the Depositary shall, after consultation with the Company, sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary, after consultation with the Company, may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

            (15) Redemption. If the Depositary shall have received from the Company timely notice of a proposed redemption of Deposited Securities and the Depositary shall have determined, in accordance with the terms of the Deposit Agreement, that the redemption of the corresponding ADSs is lawful and reasonably practicable, the Depositary shall (to the extent practicable) provide to each Holder a notice setting forth the Company's intention to exercise the redemption rights and any other particulars set forth in the Company's notice to the Depositary. Upon receipt of confirmation that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, distribute the proceeds (net of applicable
(a) fees and charges of, and expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof upon the terms of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes).

            (16) Voting of Deposited Securities. Upon receipt from the Company of notice of any meeting of holders of Deposited Securities at least thirty (30) days prior to the date of the meeting, if so requested in writing by the Company in a timely manner and provided no U.S. legal prohibitions exist, the Depositary shall, as soon as practicable thereafter, establish the ADS Record Date and distribute to the Holders as of the ADS Record Date (a) a summary in English or an English version of the notice of such meeting received from the Company, (b) a statement in a form provided or agreed to by the Company that the Holders as of the close of business on the ADS Record Date will be entitled, subject to the terms of the Deposit Agreement and any applicable provisions of French law, the Company's Statuts and the Deposited Securities (which provisions, if any, shall be summarized in pertinent part in such statement), to instruct the Depositary to exercise the voting rights pertaining to the Deposited Securities (subject to the restrictions detailed below) on or before the response date established by the Depositary for such purposes and specified in the notice to Holders (the "Response Date"), and (c) any other documents in English provided by the Company for the purpose of enabling such Holders to exercise the voting rights of the Deposited Securities.

      In accordance with French law and the Company's Statuts, a precondition for exercising any voting right is that, in the case of a holder of Shares in registered form, such holder be registered in the share register of the Company at least one (1) calendar day prior to the date of the shareholders' meeting and, in the case of a holder of Shares in bearer form, such holder shall request its accredited financial intermediary in France to issue, at least on (1) calendar day prior to the date of the meeting, a certificat d'immobilisation de titres au porteur evidencing the immobilization of its Shares until the time fixed for the meeting. In accordance with French law and the Company's Statuts, the Board of Directors of the Company may either reduce or cancel such registration or immobilization period. In such event, the Company shall notify the Depositary of such change and of the new applicable period, if any, and all references in the Deposit Agreement and this ADR to the previously applicable registration or immobilization periods shall be deemed to refer to the new periods, insofar as practicable. The Depositary may require that the transfer of ADSs be restricted for a period in excess of the French registration or immobilization periods in order to enable the Depositary to comply with French law and the Company's Statuts. According to French law, the Custodian may act as "intermediaire inscrit" after registering as such with the Company. As "intermediaire inscrit", the Custodian may hold collective or individual accounts in the name of shareholders and may vote at shareholders' meetings on behalf of shareholders according to the instructions received from their clients. In order for those votes to be valid, the Custodian has (a) to be inscribed as "intermediaire inscrit" on the books of the Company, and (b) if so requested by the Company, to have provided a list of the names of a beneficial owners ("proprietaires") of the Shares for whom the votes are to be cast. If the information requested in (b) above is not provided, or not provided correctly, the right to vote pertaining to and payment of the dividend on those Shares will be automatically suspended until full and correct information is provided. The Depositary shall instruct the Custodian to exercise the right to vote that attaches to the Deposited Securities only in accordance with the instructions of the Holders. According to French law, voting rights may not be exercised in respect of fractional shares.

      As a precondition for exercising any voting rights, any persons holding ADS(s) who are not the Holders of the ADR(s) registered in name on the books of the Depositary evidencing such ADS(s) (e.g., persons holding their ADS(s) through DTC) must (a) arrange for the immobilization of their ADSs in DTC ("Blocking") for the period fixed by the Depositary after consultation with the Company (the "Blocking Period"), and (b) provide identity information required by French law to the Depositary (i.e., full name, address, social security number etc.), in each case, in the manner designated by the Depositary. Holders of ADR(s) registered in name on the books of the Depositary (other than DTC) will, as a precondition for exercising voting rights, be required to irrevocably instruct the Depositary not to transfer the ADR(s) (and not to cancel such ADR(s) upon receipt of cancellation and withdrawal instructions) evidencing the ADSs in respect of which voting instructions have been given ("Stop Transfer Instructions"). The Depositary shall, upon receipt of such Stop Transfer Instructions, refuse to transfer the ADR(s) (and cancel ADR(s) upon receipt of cancellation and withdrawal instructions) indicated in such Stop Transfer Instructions, during the Blocking Period. Only Holders of ADR(s) who have requested that the Shares evidenced by such ADR(s) be converted to registered Shares and who have held such ADR(s) for at least two (2) consecutive years will be entitled to double voting rights. Holders of ADSs representing Shares in bearer form will not be entitled to double voting rights.

      Upon timely receipt by the Depositary of a (i) properly completed voting instructions in the manner specified by the Depositary including, if so requested, all requisite identity information, and (ii) either confirmation of Blocking or valid Stop Transfer Instructions, in each case, on or before the Response Date, the Depositary shall endeavor, insofar as practicable and permitted under any applicable provisions of French law, the Company's Statuts and the Deposited Securities, to cause the Custodian to vote the Deposited Securities in accordance with the voting instructions of ADS holders. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Deposited Securities other than in accordance with such instructions. The Depositary shall not honor any voting instructions except with respect to, and only to the extent of, the number of ADS either (a) timely received timely for Blocking or (b) for which it has received Stop Transfer Instructions.

      Under French company law, shareholders at ordinary and extraordinary shareholders' meetings may modify the resolutions presented to the shareholders for their approval by the Board of Directors. In such case, Holders who have given prior instructions to vote on such resolutions shall be deemed to have voted against the revised resolutions; provided, however, that in the event such revised resolutions are approved by the Board of Directors of the Company during a suspension of the shareholders' meeting, Holders of ADSs who have validly provided voting instructions shall be deemed to have instructed a vote in favor of such revised resolutions approved by the Board of Directors.

      The Depositary will not charge any fees in connection with the foregoing transactions to enable any Holder to exercise its voting rights under this paragraph (16).

      Subject to paragraph (16), the Depositary and the Company and their respective directors, employees, agents and controlling persons (as defined in the Securities Act of 1933) assume no obligation nor shall they be subject to any liability under the Deposit Agreement or this ADR to any Holder or any other person with respect to any action by any Holder in respect of the voting of any Deposited Securities.

      Holders of American Depositary Shares who wish to attend any meeting of the Company's shareholders in person will need to make separate arrangements therefor with the Depositary and the Company.

      Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary and the Company may modify or amend the above voting procedures or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with French or United States law or the Statuts of the Company. Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

            (17) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the ADRs shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional ADRs as in the case of a stock dividend on the Shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of ADR specifically describing such new Deposited Securities or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

            (18) Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this ADR, by reason of any provision of any present or future law or regulation of the United States, The Republic of France or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Statuts of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Statuts of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs or
(v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this ADR.

            (19) Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Deposit Agreement or this ADR to any Holder(s) or Beneficial Owner(s), except that the Company and Depositary agree to perform their respective obligations specifically set forth in the Deposit Agreement and this ADR without negligence or bad faith. The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.

            (20) Resignation and Removal of the Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADRs and such other information relating to ADRs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

            (21) Amendment/Supplement. Subject to the terms and conditions of this paragraph 21, the Deposit Agreement and applicable law, this ADR and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADRs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADRs. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and this ADR as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADR and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

            (22) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by providing notice of such termination to the Holders of all ADRs then outstanding at least ninety
(90) days prior to the date fixed in such notice for such termination. If ninety
(90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by providing notice of such termination to the Holders of all ADRs then outstanding at least ninety (90) days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Holders' ADR(s) at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in paragraph (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such ADR. If any ADRs shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of ADRs, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a ADR, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose ADRs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the ADRs, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADR, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

            (23) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time.

            (24) Certain Rights of the Pre-Release Transactions. Subject to the further terms and provisions of this paragraph (24), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 of the Deposit Agreement (each such transaction, a "Pre-Release Transaction"), and (ii) deliver Shares only upon the receipt of ADSs for cancellation and withdrawal of Deposited Securities pursuant to Section 2.8 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received. The Depositary may receive ADSs in lieu of Shares under (i) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares in its records and to hold such Shares in trust for the Depositary until such Shares are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate,
(b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated:                                 Name:____________________________________
                                            By:
                                            Title:

                                       NOTICE: The signature of the Holder to
                                       this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                       If the endorsement be executed by an
                                       attorney, executor, administrator,
                                       trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.


__________________________
SIGNATURE GUARANTEED

                                       All endorsements or assignments of ADRs
                                       must be guaranteed by a member of a
                                       Medallion Signature Program approved by
                                       the Securities Transfer Association, Inc.

                                     Legends

[The ADRs issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the ADR: "This ADR evidences ADSs representing 'partial entitlement' Ordinary Shares of Suez and as such do not entitle the holders thereof to the same per-share entitlement as other Ordinary Shares (which are 'full entitlement' Ordinary Shares) issued and outstanding at such time. The ADSs represented by this ADR shall entitle holders to distributions and entitlements identical to other ADSs when the Ordinary Shares represented by such ADSs become 'full entitlement' Ordinary Shares."]

                                    EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

                               I. Depositary Fees

      The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

-------------------------------------------------------------------------------------------------------------------
             Service                                 Rate                                By Whom Paid
-------------------------------------------------------------------------------------------------------------------
(1) Issuance of ADSs upon deposit        Up to $5.00 per 100 ADSs (or          Person for whom deposits are made
    of Shares (excluding                 fraction thereof) issued.             or person receiving ADSs.
    issuances contemplated by
    paragraphs (3)(b) and (5)
    below).
-------------------------------------------------------------------------------------------------------------------
(2) Delivery of Deposited                Up to $5.00 per 100 ADSs (or          Person surrendering ADSs or making
    Securities, property and             fraction thereof) surrendered.        withdrawal.
    cash against surrender of
    ADSs.
-------------------------------------------------------------------------------------------------------------------
(3) Distribution of (a) cash             No fee, so long as prohibited by      Person to whom distribution is made.
    dividend or (b) ADSs                 the exchange upon which the ADSs
    pursuant to stock dividends          are listed.  If the charging of
    (or other free distribution          such fee is not prohibited, the
    of stock).                           fees payable are to be agreed upon
                                         by the Company and the Depositary,
                                         notice of which will be given to
                                         the Holders upon the terms of the
                                         Deposit Agreement.
-------------------------------------------------------------------------------------------------------------------
(4) Distribution of cash proceeds        Up to $2.00 per 100 ADSs (or          Person to whom distribution is made.
    (i.e., upon sale of rights           fraction thereof) held.
    and other entitlements).
-------------------------------------------------------------------------------------------------------------------
(5) Distribution of ADSs pursuant        Up to $5.00 per 100 ADSs (or          Person to whom distribution is made.
    to exercise of rights to             fraction thereof) issued.
    purchase additional ADSs.
-------------------------------------------------------------------------------------------------------------------

                                   II. Charges

      Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.


                                      B-2